News Release	For Release May 5, 2010
CONTACTS:	4:30 p.m. Eastern Time
Michael Lawson, Investors, (513) 763-1992
Lori Dorer, Media, (513) 345-1685

Kendle Announces First Quarter 2010 Results

CINCINNATI, May 5, 2010  Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported net income of $1.2 million or $0.08 per diluted share for the first quarter 2010 compared with net income of $886,000 or $0.06 per diluted share for the first quarter 2009.

First Quarter 2010 Results

Net service revenues for the quarter ended March 31, 2010, totaled $90.2 million compared with $108.1 million for the same period in 2009.

Income from operations for the quarter was $4.3 million or 4.7 percent of net service revenues versus $8.1 million or 7.5 percent of net service revenues for the first quarter of 2009. The reduction in operating income is largely attributable to lower net service revenues, partially offset by the cost reduction measures implemented by the Company during 2009.

The effective tax rate for the first quarter of 2010 was 56.4 percent compared with the effective tax rate of 88.4 percent for the first quarter of 2009.  The 2010 effective tax rate was negatively impacted by additional tax expense related to the expiration of certain U.S. tax legislation related to the treatment of foreign earnings. The 2009 effective tax rate was negatively impacted by unwinding a foreign currency hedge.

Balance Sheet and Cash Flow Information

Cash flow from operations for first quarter 2010 was $6.5 million. Cash, cash equivalents and marketable securities at March 31, 2010 totaled $50.9 million. Days sales outstanding in accounts receivables were 27 days compared with 38 days in the first quarter of 2009. Capital expenditures for the quarter ended March 31, 2010 totaled $5.8 million, consisting largely of investments in the Company’s global ERP.

Backlog and New Awards

New business awards for the first quarter 2010 totaled $89.0 million. Awards started slowly but accelerated as the quarter progressed, and early evidence is that this acceleration is continuing into the second quarter.  For the month of April, the Company has new business awards in excess of $50 million. Contract cancellations and related adjustments during the quarter amounted to $52.8 million, substantially all of which are attributable to development pipeline reprioritization, lack of drug efficacy and sponsor funding issues. We have seen the cancellation rate moderate in the latter part of the first quarter and this trend, too, has continued into the second quarter. In April, the Company has cancellations amounting to less than $1 million. Total new business authorizations (backlog) at March 31, 2010 were $768.0 million.

“While Kendle has had a particularly challenging first quarter, we saw improvement throughout the period and up until today,” said Chairman and CEO Candace Kendle, PharmD. “Our customers would appear to be at the end of their pipeline realignments and merger-related disruptions and are settling into selection of CRO partners. Cost efficiency remains a top priority for our customers, and outsourcing is a key strategy in achieving it. We are encouraged about the latter half of 2010 and into 2011.”

First Quarter 2010 Conference Call and Webcast Details

Kendle will host its First Quarter 2010 conference call on May 6, 2010, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at www.kendle.com. A replay of the Webcast will be available at www.kendle.com shortly after the call for on-demand replay through 5 p.m. Eastern Time on June 7, 2010.

About Kendle

Kendle International Inc. (Nasdaq: KNDL) is a leading global clinical research organization providing the full range of early- to late-stage clinical development services for the world's biopharmaceutical industry. Our focus is on innovative solutions that reduce cycle times for our customers and accelerate the delivery of life-enhancing drugs to market for the benefit of patients worldwide. As one of the world’s largest global providers of Phase I-IV services, we offer experience spanning more than 100 countries, along with industry-leading patient access and retention capabilities and broad therapeutic expertise, to meet our customers' clinical development challenges.

Additional information and investor kits are available upon request from Kendle, 441 Vine Street, Suite 500, Cincinnati, OH 45202 or from the Company’s Web site at www.kendle.com.

Forward-Looking Statements

Certain statements and information contained in this press release may be deemed to be forward-looking statements under federal securities laws and the provisions of the Private Securities Litigation Reform Act of 1995 and Kendle intends that such forward-looking statements be subject to the safe-harbor created thereby. All such forward-looking statements, including the statements contained herein regarding anticipated trends in Kendle's business, are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, (a) dependence on the biopharmaceutical industry, including drug-development activity and outsourcing trends, (b) competitive factors in the industry, (c) effects of economic and industry conditions on revenue and earnings growth rates and on Kendle’s ability to preserve profitability while managing global operations, (d) changes in regulation of the drug-development process, (e) changes in tax legislation, including proposed changes related to non-U.S. earnings, (f) the potential for contracts to be reduced in scope, terminated, or delayed with little or no notice, (g) the fixed-price nature of contracts and cost overruns, (h) the ability to continue to attract physician investigators to supervise administration of study drugs and patient volunteers to participate in clinical trials, (i) the amount of goodwill and other intangible assets on Kendle's balance sheet and the potential for write-downs of these assets if they become impaired under accounting rules, (j) Kendle's ability to service its indebtedness and maintain adequate credit facilities and credit lines, (k) risks from Kendle’s various counterparties, (l) risks related to Kendle's international operations, (m) exposure to foreign currency exchange rate fluctuations, (n) dependence on the continued effectiveness and availability of information technology infrastructure, (o) implementation and deployment of Kendle’s enterprise-wide reporting solution, (p) litigation and regulatory risk incident to Kendle’s business, (q) dependence on the skills, experience and ongoing efforts of employees and management team in the geographic regions and therapeutic areas in which Kendle operates, (r) effects of new or revised accounting standards on Kendle’s consolidated financial statements, and (s) other risks as detailed from time to time in Kendle's Annual Report on Form 10-K as well as periodic reports filed with the SEC.   In addition, no assurance can be given that the Kendle will be able to realize the net service revenues from the contracts and awards included in backlog. Kendle believes that its aggregate backlog is not necessarily a meaningful indicator of future results. All information in this press release is current as of May 5, 2010. Kendle undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Kendle's expectations.

Kendle International Inc.
Condensed Consolidated Statement of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

Net service revenues	$90,227	$108,103
Reimbursable out-of-pocket revenues	26,229	36,958
Total revenues	116,456	145,061

Costs and expenses:
Direct costs	47,439	57,977
Reimbursable out-of-pocket costs	26,229	36,958
Selling, general and administrative expenses	34,737	38,030
Depreciation and amortization	3,785	3,958
Total costs and expenses	112,190	136,923

Income from operations	4,266	8,138

Other expense:
Interest expense	(3,228)	(3,876)
Interest income	22	230
Other	1,720	3,163
Total other expense	(1,486)	(483)

Income before income taxes	2,780	7,655

Income taxes	1,569	6,769

Net income	$1,211	$886

Income per share data:
Basic:

Net income per share	$0.08	$0.06

Weighted average shares outstanding	14,893	14,842

Diluted:

Net income per share	$0.08	$0.06

Weighted average shares outstanding	15,036	14,975

Kendle International Inc.
Selected Balance Sheet and Other Information
(In thousands)
(Unaudited)

Selected Balance Sheet Information:

	March 31, 2010	December 31, 2009

Cash, cash equivalents and marketable securities (including restricted cash)	$50,909	$53,215

Receivables, net of advance billings	35,441	49,085

Convertible notes, net of discount	139,758	138,308

Net Service Revenues by Geographic Region:

	Three Months Ended
	March 31,
	2010	2009
North America	47%	53%
Europe	41%	33%
Latin America	9%	11%
Asia-Pacific	3%	3%

Segment Information:

	Three Months Ended
	March 31,
	2010	2009
Early Stage:
Net Service Revenues	$7,371	$9,082
Operating Income	58	1,020

Late Stage:
Net Service Revenues	$82,104	$96,638
Operating Income	16,988	21,186

Support and Other:
Net Service Revenues	$752	$2,383
Operating Loss	(12,780)	(14,068)

Kendle International Inc.
Reconciliation of Non-GAAP Measures
(In thousands, except per share data)
(Unaudited)

Three Months Ended March 31, 2010
Reconciliation of pro forma net service revenues:
Net service revenues, as reported	$90,227
Constant currency adjustment	(5,132)
Net service revenues, as adjusted for constant currency	$85,095

Reconciliation of pro forma income from operations:
Income from operations, as reported	$4,266
Constant currency adjustment	(810)
Income from operations, as adjusted for constant currency	$3,456

See Use of Non-GAAP Measures section in the body of the press release.